Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2016, relating to the consolidated financial statements of GigPeak, Inc. (formerly GigOptix, Inc.), which appears in the Annual Report on Form 10-K of GigPeak, Inc. (formerly GigOptix, Inc.) for the year ended December 31, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
April 15, 2016